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CUSIP NO. 904659 10 9                                        Page 19 of 19 Pages

                                  EXHIBIT 27

                            JOINT FILING AGREEMENT
                            ----------------------


     In accordance with Rule 13-d(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Lincorp Holdings, Inc.

Dated: June 4, 1998


                                        UNICORP ENGERGY CORPORATION


                                        By:  /s/ Ian G. Cockwell
                                           -------------------------------
                                           Name:  Ian G. Cockwell
                                           Title:  President

                                        WESTCLIFF MANAGEMENT SERVICES, INC.


                                        By:  /s/ Ian G. Cockwell
                                           -------------------------------
                                           Name:  Ian G. Cockwell
                                           Title:  President

                                        TOWNSVIEW INVESTMENTS LIMITED


                                        By:  /s/ Ian G. Cockwell
                                           -------------------------------
                                           Name:  Ian G. Cockwell
                                           Title:  President


                                             /s/ George S. Mann
                                        ----------------------------------
                                        Name:  George S. Mann


                                             /s/ Ian G. Cockwell
                                        ----------------------------------
                                        Name:  Ian G. Cockwell